Exhibit 99.1
Cognizant Reports Second Quarter 2024 Results

•Revenue of $4.9 billion, above the high end of our guidance range; sequentially increased 1.9%, or 2.1% in constant currency1
•Operating margin of 14.6%, up from 11.8% in the second quarter of 2023, and Adjusted Operating Margin1 of 15.2%, which expanded 100 basis points year-over-year
•Trailing 12-month bookings of $26.2 billion; book-to-bill of 1.4x
•Third quarter of 2024 revenue guidance of flat to 1.5% year-over-year growth in constant currency
•Full-year 2024 revenue guidance narrowed to a decline of 0.5% to growth of 1.0% in constant currency, an increase at the midpoint
•Full-year 2024 Adjusted Operating Margin guidance unchanged at 15.3-15.5%, representing year-over-year expansion of 20 to 40 basis points

TEANECK, N.J., July 31, 2024 - Cognizant (Nasdaq: CTSH), one of the world’s leading professional services companies, today announced its second quarter 2024 financial results.
“In the second quarter, we delivered revenue above the high end of our guidance range, expanded adjusted operating margin, and maintained our large deal momentum,” said Ravi Kumar S, Chief Executive Officer. “Progress against our strategic priorities is opening new opportunities with clients and allowing us to operate with greater agility. We believe our performance this quarter and the improved organic growth outlook for the full year demonstrate how our execution against these priorities is beginning to translate to our results and support long-term shareholder value."

$ in billions, except per share data	Q2 2024	Q2 2023
Revenue	$4.85	$4.89
Y/Y Change	(0.7%)	(0.4%)
Y/Y Change CC1	(0.5%)	(0.1%)
GAAP Operating Margin	14.6%	11.8%
Adjusted Operating Margin[1]	15.2%	14.2%
GAAP Diluted EPS	$1.14	$0.91
Adjusted Diluted EPS[1]	$1.17	$1.10

"Sequential revenue growth of 2.1% in constant currency, driven by our Financial Services and Health Sciences segments, was the strongest in two years,” said Jatin Dalal, Chief Financial Officer. “Our NextGen program has helped us fund investments in support of revenue growth and deliver 70 basis points of adjusted operating margin expansion in the first half of 2024. We enter the third quarter with improved revenue momentum and remain committed to driving operational excellence."

1 Constant currency ("CC") revenue growth, Adjusted Operating Margin, and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") are not measures of financial performance prepared in accordance with GAAP. A full reconciliation of Adjusted Operating Margin guidance to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and, as applicable, reconciliations to the most directly comparable GAAP financial measures.

Bookings
Bookings in the second quarter increased 5% year-over-year. On a trailing-twelve-month basis, bookings declined 1% year-over-year to $26.2 billion, which represented a book-to-bill of approximately 1.4x.
Employee Metrics
Voluntary attrition - Tech Services on a trailing-twelve months basis was 13.6% as compared to 19.9% for the period ended June 30, 2023. Total headcount at the end of the second quarter was 336,300, a decrease of 8,100 from Q1 2024 and a decrease of 9,300 from Q2 2023.
Return of Capital to Shareholders
The Company repurchased 0.9 million shares for $63 million during the second quarter under its share repurchase program. As of June 30, 2024, there was $1.6 billion remaining under the share repurchase authorization. In July 2024, the Company declared a quarterly cash dividend of $0.30 per share for shareholders of record on August 20, 2024. This dividend will be payable on August 28, 2024.

Third Quarter and Full-Year 2024 Guidance2
(all growth rates year-over-year; excludes the impact of the Belcan transaction, which is expected to close in the third quarter 2024)
•Third quarter revenue is expected to be $4.89 - $4.96 billion, a decline of 0.2% to an increase of 1.3%, or flat to an increase of 1.5% in constant currency.
•Full-year 2024 revenue is expected to be $19.3 - $19.5 billion, a decline of 0.5% to an increase of 1.0% as reported and on a constant currency basis. This assumes approximately 70 basis points of inorganic contribution.
•Full-year 2024 Adjusted Operating Margin3 is expected to be in the range of 15.3% to 15.5%, or 20 to 40 basis points of expansion.
•Full-year 2024 Adjusted EPS3 is expected to be in the range of $4.62 to $4.70.

2 Guidance as of July 31, 2024
3 A full reconciliation of Adjusted Operating Margin and Adjusted Diluted EPS guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts. See “About Non-GAAP Financial Measures and Performance Metrics” for more information and a partial reconciliation at the end of this release.

Select Company, Client and Partnership Announcements
•Signed definitive agreement to acquire Belcan, a leading global supplier of Engineering Research & Development (ER&D) services for a long-standing customer base across the commercial aerospace, defense, space, marine and industrial verticals, for $1.3 billion in cash and stock. The acquisition is expected to significantly expand Cognizant's ER&D capabilities, building upon the Company's leadership in the Internet of Things (IoT) and Digital Engineering practice areas. Belcan will bring a highly accredited and skilled workforce of approximately 6,500 engineers and technical consultants, primarily based in North America. The acquisition is expected to close in Q3 2024.
•Announced the launch of Cognizant Moment™, the next evolution of Cognizant's digital experience practice area, designed to help clients leverage the power of AI to reimagine customer experience and engineer innovative strategies aimed at driving growth. The new practice builds on the digital experience expertise and solutions Cognizant has delivered for clients over the last 20+ years and advanced through a series of key acquisitions in the digital experience space. Now, as the ways consumers interact with technology are shifting to include multi-modal experiences, Cognizant aims to give clients the tools and insights they need to drive differentiation, cultivate customer loyalty and become future-ready.
•Introduced Cognizant Neuro® Edge, a new platform in the Cognizant Neuro® suite, designed to empower businesses across industries to leverage artificial intelligence and generative AI at the edge. Edge computing enables enterprises to access computing power via sensors and devices on their networks, reducing dependency on centralized servers and the cloud. The platform facilitates real-time interactions with devices, helping businesses to accelerate decision-making, reduce data costs and privacy risks and maintain operational stability even in low bandwidth scenarios.
•Launched our first set of healthcare large language model (LLM) solutions on Google Cloud's generative AI (gen AI) technology, including the company's Vertex AI platform and Gemini models, aimed at redesigning healthcare administrative processes and improving experiences. The suite of healthcare LLM solutions addresses four high-cost workflows: marketing operations, call center operations (including appeals and grievances), provider management and contracting.
•Signed an agreement to provide engineering services to Gentherm, the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems. Cognizant is providing systems engineering, validation and model-based development services from Hyderabad, India, and has created a test facility to conduct research and development for Gentherm products.
•Signed a five-year strategic agreement with Victory Capital Holdings, Inc, a diversified global asset management firm. Cognizant will provide IT infrastructure, security, and data and analytics support to Victory Capital's next phase of digital transformation.
•Agreement with Texas Dow Employees Credit Union (TDECU), the largest credit union in Houston and the fourth largest in Texas, to accelerate its 'Run the Business' transformation journey. Cognizant will be leveraging its Neuro® IT Operations platform to help transform TDECU's enterprise infrastructure and technology, enhance the credit union's operational efficiency and resilience, and increase TDECU's ability to achieve cost savings over the next five years.

•Expanded relationship with Cengage Group, a global educational technology company that supports millions of students each year, from middle school through graduate school and skills education, with quality content and technology. Under this seven-year agreement, Cognizant will provide advanced technology services that are designed to enhance operational efficiency, reduce the total cost of ownership, and continue to support Cengage Group's digital transformation.
•Announced an agreement with Nexthink under which Cognizant will apply its deep expertise in digital workplace services and its portfolio of tools with Nexthink's flagship product, Nexthink Infinity, to create a new joint offering - Cognizant WorkNEXT™ Workplace Intelligence. The new joint offering aims to provide seamless, reliable experiences across the devices, applications and connectivity provided by workplace IT to reduce operational costs and improve user productivity.
•Partnered to support Kohler Co. in establishing its energy business – Kohler Energy – as a standalone entity with independent operations. As Kohler’s existing strategic partner, Cognizant worked hand-in-hand with Kohler to evaluate the right approach for the carve-out, devise an optimal plan, and execute the separation of systems within a challenging six-month timeframe.
•Expanded relationship with Whitbread, the owner of Premier Inn, the UK’s biggest hotel brand. The three-year digital innovation agreement will see Cognizant support Whitbread’s ongoing digital transformation with product design, product management and engineering as Whitbread expands its operations in the UK and Germany. This follows a major modernization program where Cognizant helped Whitbread replace its legacy property management system.
•Announced a five-year agreement with Unitywater, a leading water utility in Queensland, for Unitywater's ICT Support Managed Services. The new relationship aims to support Unitywater’s digital infrastructure, enhancing operational efficiency and productivity, in alignment with Unitywater's strategic ambition of healthy and thriving communities.
•Announced a deal with Hays, the world’s leading specialist in workforce solutions and recruitment, to become its global technology partner. Cognizant is expected to manage Hays' IT operations globally by overseeing its IT service desk, business applications, and infrastructure and operations with the goal of enhancing Hays' operational efficiency and innovation capabilities.

Select Analyst Ratings, Company Recognition and Announcements
•Released a companion analysis to our comprehensive 2023 study with Oxford Economics and the related report – titled "New Work, New World" – that provides a detailed analysis outlining the current market adoption of generative AI across various industries and geographies. Key findings from the survey reveal that the greatest strategic priority for generative AI adoption is enhancing productivity. Additionally, the study found that 76% of businesses are looking to leverage the technology to create new revenue streams, while 58% are incorporating revenue increases into their business cases.
•Named one of “America’s Greatest Workplaces” and “Greatest Workplaces for Job Starters” by Newsweek, a global media organization that recognized us for our engaging workplace culture and proficiency at helping early talent launch their careers.
•Salesforce named Cognizant their 2024 UKI Partner of the Year and Google Cloud awarded us their 2024 Industry Solution Services Partner of the Year - Healthcare and Life Sciences in recognition of our success driving digital transformations with customers utilizing Google Cloud technologies, including AI.

•Singapore’s Digital for Life movement, a pivotal national initiative to foster a digitally empowered and inclusive society, recognized Cognizant as a Digital for Life – Champion. This award highlights our commitment to advancing tech-enabled livelihoods for women, enhancing Gen AI skills within our community, and creating pathways in technology through our collaboration with schools.
•Recognized as a Leader by Everest Group® in:
◦Healthcare Industry Cloud Services PEAK Matrix® Assessment, 2024
◦Care Management Platforms PEAK Matrix® Assessment, 2024
◦Guidewire IT Services PEAK Matrix® Assessment, 2024
◦Capital Market IT Services PEAK Matrix® Assessment, 2024
◦Open Banking IT Services PEAK Matrix® Assessment, 2024
◦Duck Creek Services, 2024
•A Leader in IDC MarketScape:
◦Worldwide Consulting and Digital Services Providers for the Upstream Oil and Gas Industry, doc #US51004123, May 2024
◦Worldwide Consulting and Digital Services Providers for the Downstream Oil & Gas Industry, doc #US51004223, June 2024
◦Asia/Pacific Sustainability/ESG Program Management Services 2024 Vendor Assessment, doc #AP50679323, June 2024
•Market Leader in HFS Horizon 3:
◦Healthcare Provider Services, 2024
◦Industry Cloud Services, 2024
•Leadership in ISG Provider Lens™:
◦ServiceNow Ecosystem Partners, 2024
◦SAP Ecosystem, 2024
•Leading Pack in TechMarketView MRI Report 2024 - The Road to AI
•Leadership in Avasant RadarView™:
◦Internet of Things Services, 2024
◦Applied AI Services, 2024
◦Banking Process Transformation, 2024
◦Banking Digital Services, 2024
◦Clinical and Care Management Services Business Process Transformation, 2024

Conference Call
Cognizant will host a conference call on July 31, 2024, at 5:00 p.m. (Eastern) to discuss the Company’s second quarter 2024 results. To listen to the conference call, please dial (877) 810-9510 (domestic) or +1 (201) 493-6778 (international) and provide the following conference passcode: “Cognizant Call.”
The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. An earnings supplement will also be available on the Cognizant website at the time of the conference call. For those who cannot access the live broadcast, a replay will be available. To listen to the replay, please dial (877) 660-6853 (domestically) or +1 (201) 612-7415 (internationally) and enter 13747233 beginning two hours after the end of the call until 11:59 p.m. (Eastern) on Tuesday, August 14, 2024. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (Nasdaq: CTSH) engineers modern businesses. We help our clients modernize technology, reimagine processes and transform experiences so they can stay ahead in our fast-changing world. Together, we’re improving everyday life. See how at www.cognizant.com or @cognizant.

Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our strategy, strategic partnerships and collaborations, competitive position and opportunities in the marketplace, investment in and growth of our business, the anticipated closing of the pending Belcan acquisition, the pace and magnitude of change and client needs related to generative AI, the effectiveness of our recruiting and talent efforts and related costs, labor market trends, the anticipated amount of capital to be returned to shareholders and our anticipated financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the competitive and rapidly changing nature of the markets we compete in, the competitive marketplace for talent and its impact on employee recruitment and retention, our ability to successfully implement our NextGen program and the amount of costs, timing of incurring costs and ultimate benefits of such plans, our ability to successfully use AI-based technologies, legal, reputational and financial risks resulting from cyberattacks, changes in the regulatory environment, including with respect to immigration and taxes, matters relating to the acquisition of Belcan and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures and Performance Metrics

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: Adjusted Operating Margin, Adjusted Diluted EPS, free cash flow, net cash and constant currency revenue growth. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Our non-GAAP financial measures Adjusted Operating Margin and Adjusted Income from Operations excludes unusual items, such as NextGen charges. Our non-GAAP financial measure Adjusted Diluted EPS excludes unusual items, such as NextGen charges, net non-operating foreign currency exchange gains or losses and the tax impact of all the applicable adjustments. The income tax impact of each item excluded from Adjusted Diluted EPS is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Net cash is defined as cash and cash equivalents and short-term investments less short-term and long-term debt. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period's reported revenues.
Management believes providing investors with an operating view consistent with how we manage the Company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Accordingly, we believe that the presentation of our non-GAAP measures, which exclude certain costs, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.
A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

Performance Metrics
Bookings are defined as total contract value (or TCV) of new contracts, including new contract sales as well as renewals and expansions of existing contracts. Bookings can vary significantly quarter to quarter depending in part on the timing of the signing of a small number of large contracts. Our book-to-bill ratio is defined as bookings for the trailing twelve months divided by revenue for the same period. Measuring bookings involves the use of estimates and judgments and there are no independent standards or requirements governing the calculation of bookings. The extent and timing of conversion of bookings to revenues may be impacted by, among other factors, the types of services and solutions sold, contract duration, the pace of client spending, actual volumes of services delivered as compared to the volumes anticipated at the time of sale, and contract modifications, including terminations, over the lifetime of a contract. The majority of our contracts are terminable by the client on short notice often without penalty, and some without notice. We do not update our bookings for subsequent terminations, reductions or foreign currency exchange rate fluctuations. Information regarding our bookings is not comparable to, nor should it be substituted for, an analysis of our reported revenues. However, management believes that it is a key indicator of potential future revenues and provides a useful indicator of the volume of our business over time.

Investor Relations Contact:	Media Contact:
Tyler Scott	Jeff DeMarrais
VP, Investor Relations	VP, Corporate Communications
+1 551-220-8246	+1 475-223-2298
Tyler.Scott@cognizant.com	Jeff.DeMarrais@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$4,850	$4,886	$9,610	$9,698
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	3,204	3,231	6,350	6,374
Selling, general and administrative expenses	781	830	1,546	1,665
Restructuring charges	29	117	52	117
Depreciation and amortization expense	128	131	259	263
Income from operations	708	577	1,403	1,279
Other income (expense), net:
Interest income	30	30	60	60
Interest expense	(10)	(10)	(21)	(19)
Foreign currency exchange gains (losses), net	1	(9)	7	3
Other, net	(1)	(1)	1	2
Total other income (expense), net	20	10	47	46
Income before provision for income taxes	728	587	1,450	1,325
Provision for income taxes	(165)	(124)	(344)	(282)
Income (loss) from equity method investment	3	—	6	—
Net income	$566	$463	$1,112	$1,043
Basic earnings per share	$1.14	$0.92	$2.24	$2.05
Diluted earnings per share	$1.14	$0.91	$2.23	$2.05
Weighted average number of common shares outstanding - Basic	497	506	497	508
Dilutive effect of shares issuable under stock-based compensation plans	1	1	1	—
Weighted average number of common shares outstanding - Diluted	498	507	498	508

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

(in millions, except par values)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,193	$2,621
Short-term investments	12	14
Trade accounts receivable, net	3,973	3,849
Other current assets	1,067	1,022
Total current assets	7,245	7,506
Property and equipment, net	1,009	1,048
Operating lease assets, net	553	611
Goodwill	6,395	6,085
Intangible assets, net	1,129	1,149
Deferred income tax assets, net	1,095	993
Long-term investments	86	435
Other noncurrent assets	1,068	656
Total assets	$18,580	$18,483
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$298	$337
Deferred revenue	391	385
Short-term debt	33	33
Operating lease liabilities	148	153
Accrued expenses and other current liabilities	2,076	2,425
Total current liabilities	2,946	3,333
Deferred revenue, noncurrent	29	42
Operating lease liabilities, noncurrent	466	523
Deferred income tax liabilities, net	203	226
Long-term debt	590	606
Long-term income taxes payable	—	157
Other noncurrent liabilities	448	369
Total liabilities	4,682	5,256
Stockholders’ equity:
Preferred stock, $0.10 par value, 15 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 497 and 498 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	15	15
Retained earnings	14,028	13,301
Accumulated other comprehensive income (loss)	(150)	(94)
Total stockholders’ equity	13,898	13,227
Total liabilities and stockholders’ equity	$18,580	$18,483

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

(dollars in millions, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,		Guidance
	2024	2023	2024	2023	Full Year 2024 (1)
GAAP income from operations	$708	$577	$1,403	$1,279
NextGen charges(a)	29	117	52	117
Adjusted Income From Operations	$737	$694	$1,455	$1,396

GAAP operating margin	14.6%	11.8%	14.6%	13.2%
NextGen charges	0.6	2.4	0.5	1.2	0.4% - 0.5%
Adjusted Operating Margin	15.2%	14.2%	15.1%	14.4%	15.3% - 15.5%

GAAP diluted earnings per share	$1.14	$0.91	$2.23	$2.05
Effect of NextGen charges, pre-tax	0.06	0.23	0.10	0.23	$0.17 - $0.19
Non-operating foreign currency exchange (gains) losses, pre-tax(b)	—	0.02	(0.01)	(0.01)	(b)
Tax effect of above adjustments(c)	(0.03)	(0.06)	(0.02)	(0.06)	(a) (b)
Adjusted Diluted Earnings Per Share	$1.17	$1.10	$2.30	$2.21	$4.62 - $4.70
(1) A full reconciliation of Adjusted Operating Margin and Adjusted Diluted Earnings Per Share guidance to the corresponding GAAP measures on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to unusual items, net non-operating foreign currency exchange gains or losses and the tax effects of these adjustments, and such adjustments may be significant.
Notes:
(a)NextGen charges include:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2024	2023	2024	2023
Employee separation costs	$18	$78	$26	$78
Facility exit costs	11	37	25	37
Third party and other costs	—	2	1	2
Total NextGen charges	$29	$117	$52	$117
The costs related to the NextGen program are reported in "Restructuring charges" in our unaudited consolidated statements of operations. We expect to incur approximately $95 million of costs in 2024 in connection with the NextGen program. Our guidance anticipates pre-tax charges of approximately $0.17 to $0.19 per diluted share for the full year 2024. The tax effect of these charges is expected to be approximately $0.04 to $0.05 per diluted share for the full year 2024.
(b)Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in "Foreign currency exchange gains (losses), net" in our unaudited consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.
(c)Presented below are the tax impacts of our non-GAAP adjustment to pre-tax income for the:

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Non-GAAP income tax benefit (expense) related to:
NextGen charges	$8	$31	$13	$31
Foreign currency exchange gains and losses	1	—	—	5
The effective tax rate related to non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions. As such, the income tax effect of non-operating foreign currency exchange gains and losses shown in the above table may not appear proportionate to the net pre-tax foreign currency exchange gains and losses reported in our unaudited consolidated statements of operations.

Reconciliations of Net Cash
(Unaudited)

(in millions)	June 30, 2024	December 31, 2023
Cash and unrestricted cash equivalents	$2,193	$2,621
Short-term investments	12	14
Less:
Short-term debt	33	33
Long-term debt	590	606
Net cash	$1,582	$1,996

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Refer to the “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Revenue by Business Segment and Geography
(Unaudited)

(dollars in millions)	Three Months Ended June 30, 2024
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$1,447	29.9%	(1.1)%	(0.8)%
Health Sciences	1,461	30.1%	1.5%	1.7%
Products and Resources	1,126	23.2%	(4.3)%	(4.1)%
Communications, Media and Technology	816	16.8%	1.2%	1.4%
Total Revenues	$4,850		(0.7)%	(0.5)%
Revenues by Geography:
North America	$3,620	74.6%	0.9%	0.9%
United Kingdom	444	9.2%	(6.1)%	(6.5)%
Continental Europe	470	9.7%	(4.9)%	(4.0)%
Europe - Total	914	18.9%	(5.5)%	(5.2)%
Rest of World	316	6.5%	(4.2)%	(2.0)%
Total Revenues	$4,850		(0.7)%	(0.5)%

	Six Months Ended June 30, 2024
			Year over Year
	$	% of total	% Change	Constant Currency % Change (a)
Revenues by Segment:
Financial Services	$2,832	29.5%	(3.6)%	(3.7)%
Health Sciences	2,877	29.9%	0.1%	0.2%
Products and Resources	2,259	23.5%	(1.6)%	(1.6)%
Communications, Media and Technology	1,642	17.1%	3.2%	3.1%
Total Revenues	$9,610		(0.9)%	(0.9)%
Revenues by Geography:
North America	$7,141	74.3%	0.1%	0.1%
United Kingdom	900	9.4%	(5.4)%	(7.1)%
Continental Europe	953	9.9%	(0.2)%	(0.6)%
Europe - Total	1,853	19.3%	(2.8)%	(3.8)%
Rest of World	616	6.4%	(6.4)%	(3.9)%
Total Revenues	$9,610		(0.9)%	(0.9)%

Notes:
(a)Constant currency revenue growth is not a measure of financial performance prepared in accordance with GAAP. See “About Non-GAAP Financial Measures and Performance Metrics” section of our press release for further information.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$566	$463	$1,112	$1,043
Adjustments for non-cash income and expenses	81	88	262	275
Changes in assets and liabilities	(385)	(515)	(1,017)	(553)
Net cash provided by operating activities	262	36	357	765
Cash flows from investing activities:
Purchases of property and equipment	(79)	(68)	(158)	(166)
Net maturities of investments	—	(17)	262	275
Payments for business combinations, net of cash acquired	—	—	(421)	(409)
Net cash (used in) investing activities	(79)	(85)	(317)	(300)
Cash flows from financing activities:
Issuance of common stock under stock-based compensation plans	15	18	35	41
Repurchases of common stock	(76)	(214)	(209)	(436)
Net change in term loan borrowings and earnout and finance lease obligations	(10)	(10)	(50)	(11)
Dividends paid	(150)	(148)	(301)	(298)
Net cash (used in) financing activities	(221)	(354)	(525)	(704)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	—	—	(39)	—
(Decrease) in cash, cash equivalents and restricted cash and cash equivalents	(38)	(403)	(524)	(239)
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	2,231	2,458	2,717	2,294
Cash, cash equivalents, end of period	$2,193	$2,055	$2,193	$2,055

SUPPLEMENTAL CASH FLOW INFORMATION

(in millions)	Three Months Ended June 30,
Stock Repurchases under Board of Directors' authorized stock repurchase program:	2024	2023
Number of shares repurchased	0.9	3.2

Remaining authorized balance as of June 30, 2024	$1,605

Reconciliation of Free Cash Flow Non-GAAP Financial Measure

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$262	$36	$357	$765
Purchases of property and equipment	(79)	(68)	(158)	(166)
Free cash flow	$183	$(32)	$199	$599